SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 16, 2006


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                   95-4181026
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)


                          3151 EAST WASHINGTON BOULEVARD
                             LOS ANGELES, CALIFORNIA               90023
                      (Address of Principal Executive Offices)   (Zip Code)


                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     NEW CREDIT FACILITY WITH GUGGENHEIM CORPORATE FUNDING LLC

         On June 16, 2006, Tarrant Apparel Group entered into a Credit Agreement with Guggenheim Corporate Funding LLC, as administrative agent and collateral agent for the lenders. This credit facility provides for borrowings of up to $65 million. This facility consists of an initial term loan of up to $25 million, of which we borrowed $15.5 at the initial funding, to be used to repay certain existing indebtedness and fund general operating and working capital needs. An additional term loan of up to $40 million will be available under this facility to finance acquisitions acceptable to Guggenheim. All amounts under the term loans become due and payable in December 2010. Interest under this facility is payable quarterly, with the interest rate equal to the LIBOR rate plus an applicable margin based on our debt leverage ratio (as defined in the credit agreement). Our obligations under the Guggenheim credit facility are secured by a lien on substantially all the assets of Tarrant Apparel Group and our domestic subsidiaries, including a pledge of the equity interests of our domestic subsidiaries and 65% of our placecountry-regionLuxembourg subsidiary. This credit facility contains customary financial covenants, including covenants that we maintain minimum levels of EBITDA and interest coverage ratios and limitations on additional indebtedness. This facility includes customary default provisions, and all outstanding obligations may become immediately due and payable in the event of a default.

         In connection with Guggenheim credit facility, on June 16, 2006, we issued the lenders under this facility warrants to purchase up to an aggregate of 3,857,143 shares of our common stock. These warrants have a term of 10 years. These warrants are exercisable at a price of $1.88 per share with respect to 20% of the shares, $2.00 per share with respect to 20% of the shares, $3.00 per share with respect to 20% of the shares, $3.75 per share with respect to 20% of the shares and $4.50 per share with respect to 20% of the shares. The exercise prices are subject to adjustment for certain dilutive issuances pursuant to the terms of the warrants. A portion of the warrants will not become exercisable unless and until a specified portion of the initial term loan is actually funded by the lenders.

         Durham Capital Corporation acted as our advisor in connection with the Guggenheim credit facility. As compensation for its services, we agreed to pay Durham Capital a cash fee in an amount equal to 1% of the committed principal amount of the loans under the Guggenheim credit facility. In addition, we issued Durham Capital a warrant to purchase 77,143 shares of our common stock. This warrant has a term of 10 years and is exercisable at price of $1.88 per share, subject to adjustment for certain dilutive issuances. A portion of this warrant will not become exercisable unless and until a specified portion of the initial term loan is actually funded by the lenders.


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


     CREDIT FACILITY WITH GMAC COMMERCIAL FINANCE LLC

         On June 16, 2006, we expanded by our credit facility with GMAC Commercial Finance LLC by entering into a new Loan and Security Agreement and amending and restating our previously existing Factoring Agreement with GMAC Commercial Finance. UPS Capital Corporation is also a lender under the Loan and Security Agreement. This is a revolving credit facility and has a term of 3 years. The amount we may borrow under this credit facility is determined by a percentage of eligible accounts receivable and inventory, up to a maximum of $55 million, and includes a letter of credit facility of up to $4 million. Interest on outstanding amounts under this credit facility is payable monthly and accrues at the rate of the "prime rate" plus 0.5%. Our obligations under the GMAC Commercial Finance credit facility are secured by a lien on substantially all our domestic assets, including a first priority lien on our accounts receivable and inventory. This credit facility contains customary financial covenants, including covenants that we maintain minimum levels of EBITDA and interest coverage ratios and limitations on additional indebtedness. This facility includes customary default provisions, and all outstanding obligations may become immediately due and payable in the event of a default.

         The press release announcing the closing of Guggenheim and GMAC Commercial Finance credit facilities is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

     AMENDMENT TO OUTSTANDING CONVERTIBLE DEBENTURES

         In connection with the new credit facilities with Guggenheim and GMAC Commercial Finance, we agreed with the holders of our outstanding 6% Secured Convertible Debentures Due December 14, 2007 (the "Debentures") to amend certain provisions of the Debentures. Pursuant to this amendment, among other provisions, the holders of the Debentures consented to the new credit facilities and agreed to release all liens in favor the Debenture holders and terminate their security interest. In addition, pursuant to this agreement, all holders have a right, at any time on or prior to June 23, 2006, to have all outstanding amounts due under their Debenture paid in full by us along with a prepayment penalty of 5% of the principal amount being repaid.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

     ISSUANCE OF WARRANTS TO PURCHASE COMMON STOCK

         As noted above, in connection with Guggenheim credit facility and as additional consideration for the obligations under the credit agreement, on June 16, 2006, we issued the lenders under this facility warrants to purchase up to an aggregate of 3,857,143 shares of our common stock. These warrants have a term of 10 years. These warrants are exercisable at a price of $1.88 per share with respect to 20% of the shares, $2.00 per share with respect to 20% of the shares, $3.00 per share with respect to 20% of the shares, $3.75 per share with respect to 20% of the shares and $4.50 per share with respect to 20% of the shares. The exercise prices are subject to adjustment for certain dilutive issuances pursuant to the terms of the warrants. A portion of the warrants will not become exercisable unless and until a specified portion of the initial term loan is actually funded by the lenders.


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


         Durham Capital Corporation acted as our advisor in connection with the Guggenheim credit facility. As noted above, in partial compensation for its services, we issued Durham Capital a warrant to purchase 77,143 shares of our common stock. This warrant has a term of 10 years and is exercisable at price of $1.88 per share, subject to adjustment for certain dilutive issuances. A portion of this warrant will not become exercisable unless and until a specified portion of the initial term loan is actually funded by the lenders.

         Each of the lenders under the Guggenheim credit facility and Durham Capital Corporation represented to us that such party was an "accredited investor" within the meaning of Rule 501of Regulation D under the Securities Act of 1933, and that such investor was receiving the warrants for investment and not in connection with a distribution thereof. The issuance and sale of these warrants was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of business acquired.

                  None.

         (b)      Pro forma Financial Information.

                  None.

         (c)      Exhibits.

                  99.1 Press Release dated June 20, 2006, published by Tarrant Apparel Group.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     TARRANT APPAREL GROUP



Date:  June 21, 2006                 By:  /S/ CORAZON REYES
                                          --------------------------------------
                                          Corazon Reyes, Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

99.1              Press  Release  dated  June 20,  2006,  published  by  Tarrant
                  Apparel Group.


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